SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K/A


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 30, 2002


                                  ANACOMP, INC.
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             (Exact name of registrant as specified in its charter)


       Indiana                         001-08328                   35-1144230
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(State or other                  (Commission File No.)        (IRS Employer
jurisdiction of incorporation)                               Identification No.)



12365 Crosthwaite Circle Poway, CA                                92064
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(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:  (858) 679-9797
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(This filing includes non-material information that was inadvertently omitted.)

                     8K Introduction: Anacomp Restructuring

                                  July 3, 2002


     On June 28, 2002, Anacomp, Inc. (OTC BB: ANCPA), completed a worldwide reorganization of its operations that has been designed to employ resources to accelerate growth and control costs to meet the Company's revenue streams, while delivering superior service to its customers and value to its shareholders.

     Under the reorganization, the structures of the Company's two independent business units, Document Solutions and Technical Services, have been dissolved and the units have been combined into one entity. The new organization, which will take advantage of the strengths of each former business unit, is based upon a global marketing strategy and unified sales force, combined operations, and a focused support organization.

     Over the past two years, the Company has achieved significant growth in its new service offerings, with digital services and Multi-Vendor Services (MVS) now representing approximately one-third of the Company's revenues. Anacomp also has remained the world leader in Computer Output to Microfiche (COM) systems and services, and it recently completed the successful restructuring of its long-term debt. However, with the continuing decline of the COM business industry-wide, significant changes were required to align Anacomp's cost structure with its revenue stream. The major components of this reorganization are:

o An executive level position has been established to oversee all sales and marketing activities, including formulating and directing the overall strategic planning, coordination and implementation of the Company's worldwide COM, Print, CD, Web Presentment and MVS marketing efforts, as well as North American sales activities.

o The Document Solutions and Technical Services field organizations have been combined into a single, fully integrated unit. North America is now comprised of nine geographic regions servicing both the Company's data center and professional services customers. European operations have been streamlined into four geographic regions.

o    A single  support  group has been  formed in North  America.  This  unified organization now consists of implementation, development, systems engineering, technical support, dispatch and training for the Company's data centers, Web Presentment, field services operations, and process quality.

     While the new organization will provide opportunities for employees to cross-train in the Company's operations, it also will result in reducing the work force where there are redundancies, changing goals or declining revenue streams. In the quarter ended June 30, 2002, the Company reduced its labor force by over 100 positions and closed one data center, for an estimated annual savings of $7.2 million. The cost to implement these reductions is estimated at $2.3 million and will be recorded in the third quarter of fiscal year 2002.

     Anacomp, Inc., is a leading provider of technology outsourcing services and document imaging solutions, with an established tradition of quality, value, service excellence and customer satisfaction. The Company uses its technology and resources to solve information management and information technology services/support challenges for businesses around the globe. Specifically, Anacomp offers a full range of personalized solutions to meet end-user document presentation, retrieval and archive requirements, as well as computer room and networking equipment services, systems and supplies needs. Current outsourcing offerings include digital and analog document services, disaster recovery, multi-vendor equipment maintenance, and imaging systems maintenance, sales and supplies. For more information, visit Anacomp's web site at www.anacomp.com.

     This document may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such risks, uncertainties and other important factors include: general economic and business conditions; the declining trend in the micrographics market and other industry trends; competition; the ability to achieve the estimated annual savings expected from the labor force reductions at the estmated cots; raw material costs and availability; currency fluctuations; the loss of any significant customers; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; and changes in, or failure or inability to comply with, government regulation.